UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENDI Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	87-4284605
(State of Incorporation or Organization)	(IRS Employer Identification No.)
2400 Old Brick Road Suite 115 Glen Allen, VA	23060
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-262505

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of Class)

Item 1. Description of Registrants Securities to be Registered.

The information regarding the Class A Common Stock, $0.0001 par value, of ENDI Corp., a Delaware corporation (the “Company”) as set forth under the caption “Description of New Parent’s Securities” in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 3, 2022 and the exhibits thereto and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference herein.

2.1

Amended and Restated Certificate of Incorporation of ENDI Corp. (incorporated by reference to Exhibit 3.5 to Amendment No 3 to Registration Statement on Form S-4, filed with the Securities and Exchange Commission on June 6, 2022).

2.2	Amended and Restated Bylaws of ENDI Corp. (incorporated by reference to Exhibit 3.5 to Registration Statement on Form S-4, filed with the Securities and Exchange Commission on February 3, 2022).
2.3

Stockholders Agreement between ENDI Corp. and Cohanzick Management, LLC (incorporated by reference to Exhibit 10.4 to Amendment No 3 to Registration Statement on Form S-4, filed with the Securities and Exchange Commission on June 6, 2022).

2.4

Form of Common Stock certificate of ENDI Corp. (incorporated by reference to Exhibit 4.3 to Amendment No 6 to Registration Statement on Form S-4, filed with the Securities and Exchange Commission on July 11, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 11, 2022	ENDI CORP By: _/s/ David Sherman___________________________ Name: David Sherman Title: Chief Executive Officer